EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Pernix Therapeutics Holdings, Inc.
Magnolia, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.  333-168877, No. 333-167327, No. 333-166062, No. 333-46657, No. 333-39628 and No. 333-46659) of Pernix Therapeutics Holdings, Inc. of our report dated March 29, 2011, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Cherry, Bekaert & Holland, L.L.P.

Charlotte, North Carolina
March 29, 2011